EXHIBIT 2.1


                                 AMENDMENT NO. 2

         This Amendment No.2 (the "Amendment") to Agreement and Plan of Reorganization, dated as of March 4, 1997 (the "Agreement") is made and entered into as of the 11th day of July, 1997, by and among Capital Media Group Limited, a Nevada corporation ("CMG"); Unimedia, S.A., a company organized under the laws of the Republic of France, Company No. RCS Paris B 401 988 308 ("Unimedia"); and those holders of Unimedia securities listed on the signature page hereof (sometimes hereinafter collectively referred to as the "Unimedia Shareholders").

         WHEREAS, on March 14, 1997, the parties hereto entered into the Agreement, which has been terminated and is presently not a binding agreement;

         WHEREAS, on June 25, 1997, the parties entered into Amendment No. 1 to the Agreement dated June 23, 1997 (the "First Amendment");

         WHEREAS, as of the date hereof, of the $4 million that Unimedia was required to pay to CMG for shares of CMG pursuant to the Offering, Unimedia has released to CMG $1.5 million and has deposited $2 million in escrow instead of $2.5 million as required by the First Amendment;

         WHEREAS, Unimedia has advised CMG that the remaining $500,000 is currently unavailable but will be available on or prior to the closing of the Share Exchange;

         WHEREAS, this Amendment sets forth the terms which the parties have agreed to with respect to amending the First Amendment and therefore the Agreement; and

         WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the First Amendment and/or in the Agreement, as the context requires.

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree to the following:

         1. The parties acknowledge that the Agreement, as amended by the First Amendment, and this Amendment, has become effective as of this date.

         2. The parties acknowledge that Unimedia has delivered the following in accordance with the First Amendment: (i) the executed subscription agreement from the Subscriber, (ii) $1.5 million, which was previously released to CMG and
(iii) $2 million, which was deposited on this date in escrow pursuant to an escrow agreement among CMG, Unimedia and the escrow agent.

         3. The parties agree that the balance of the $4 million proceeds of the Subscription ($500,000) shall be paid as follows: (i) prior to the Effective Time of the Share Exchange, Unimedia shall deposit $500,000 in escrow to be released to CMG at the Effective Time of the Share Exchange or (ii) $350,000 shall be paid to CMG at the Effective Time of the Share


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Exchange, together with written evidence satisfactory to CMG that $150,000 has been paid by Unimedia to the finder(s) entitled to such sum and a copy of the same, as well as a representation from Unimedia and the Unimedia Principal Shareholders that no further finders fees are due in connection with the transactions contemplated by the Agreement, the First Amendment and this Amendment. Additionally, the delivery of the funds to CMG as described in this
Section 3 shall be an additional condition to CMG's obligation to close the Share Exchange.

         4. REMAINDER OF AGREEMENT UNMODIFIED. Except for the changes to the First Amendment referred to in Sections 1, 2 and 3 of this Amendment, all of the other provisions of the Agreement, as modified by the First Amendment, remain in full force and effect and continue to be part of the Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                       CAPITAL MEDIA GROUP LIMITED


                                       By: /s/ CHARLES KOPPEL
                                          -------------------------------
                                          Charles Koppel, Co-Chairman

                                       By: /s/ STEPHEN KORNFELD
                                          -------------------------------
                                          Stephen Kornfeld, Co-Chairman

                                       UNIMEDIA S.A.


                                       By: /s/ GILLES ASSOULINE
                                          -------------------------------
                                          Name: GILLES ASSOULINE
                                                -------------------------
                                          Title:   CHAIRMAN AND CEO
                                                -------------------------



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         The undersigned hereby join in this Amendment for the limited purpose of agreeing that they will comply with those sections of this Agreement and the Amendment which are applicable to such parties.

                                       UNIMEDIA PRINCIPAL SHAREHOLDERS


                                       -------------------------------
                                       Gilles Assouline, individually


                                       -------------------------------
                                       Michel Assouline, individually

                                       Diamond Productions SARL


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                      UNIMEDIA OTHER SHAREHOLDERS

                                      BIMAP


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       Multimedia Investissements


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------





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                                       Media Venture


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       ------------------------------------
                                       Anne-Marie Assouline, individually


                                       ------------------------------------
                                       Jean Jacques Assouline, individually

                                       HIP Fenelon


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       Souviron Industrie Conseil Sarl


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------
                                       Horizons Sarl


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------



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



                                       Oradea, Inc.


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       -----------------------------------
                                       Roland Pardo, individually

                                       Reseau Asta International


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                       Tarbella Enterprises Ltd.


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------



                                       -------------------------------------
                                       Francois de Montseignat, individually

                                       -------------------------------------
                                       Name of corporation (print)


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                          -------------------------------

                                          ______________________, individually


                                          ------------------------------------
                                          Name of corporation (print)




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


                                       BY:
                                          -------------------------------
                                          Name (print):
                                          -------------------------------
                                          Title:
                                          -------------------------------


                                          -------------------------------

                                          ______________________, individually








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